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                                                 AmericasBank Corp.
                                                 Contact:  Lee W. Warner
                                                 Phone:    410-252-0808
                                                 Website:  www.americasbank.com


                 AMERICASBANK CORP. ANNOUNCES MANAGEMENT CHANGES

TOWSON, MD. (May 5, 2008) -- AmericasBank Corp. (Nasdaq: AMAB), the parent company of AmericasBank, today announced the dismissal of Mark H. Anders as President and Chief Executive Officer of the Company and the Bank. The Company has appointed A. Gary Rever as acting Chief Executive Officer of the Company and AmericasBank effective immediately. Further, Ellen R. Fish has been promoted to Director of Community Banking and will have responsibility for our banking centers in Towson and Annapolis. Eric W. Edstrom will continue to lead the expansion efforts in Annapolis.

Gary Rever came to AmericasBank in August 2003 as Chief Financial Officer and guided the institution through the process leading to reinstatement as a public company. He also managed two successful capital raising efforts for $5 million in 2004 and $11 million in 2006. "Gary has 30 plus years in banking and industry experience and a strong background in financial management and operations," commented Lee Warner, Chairman. "We are fortunate to have someone with Gary's diverse background and experience to step in and lead us forward."

Ellen Fish has worked in banking in Towson and Baltimore since moving to the area in 1984, and joined AmericasBank in May 2007 as the President of the Towson Community Bank, which operates as a division of AmericasBank.

"Ellen is a well respected banker and community leader" said Lee Warner.

Ellen served as Senior Vice-President, Commercial Banking, at Provident Bank, a post she held from 1997 until joining Towson Community Bank. While at Provident, she held management positions for small business banking, middle market banking, Provident Lease Corp, and private banking.


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As founder and Chairman of the Board for the Baltimore County Small Business
Resource Center, Ellen has worked closely with small businesses. She is involved with the College of Business and Economics at Towson University where she serves as a member of the College's Advisory Board. She is a past Chairman of the Board of the Baltimore County Chamber of Commerce and currently a member of the board of the Maryland Chamber of Commerce. Ellen was named one of Maryland's Top 100 Women by The Daily Record for the third time in 2008 and will be inducted into their Circle of Excellence in May.

"Ellen Fish is an excellent banker with high quality service standards," commented A. Gary Rever. "Her knowledge and discipline will serve her well in her expanded leadership role as we continue to pursue our community banking strategy."

ABOUT AMERICASBANK CORP.

AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership. AmericasBank operates its banking center in the Towson, Maryland market under the trade name of Towson Community Bank, and the banking center in the Annapolis, Maryland market as Annapolis Community Bank.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.